Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-151271 on Form S-8 of our reports dated April 29, 2022, relating to the financial statements of Fanhua Inc. and its subsidiaries (the “Company”) and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 20-F of Fanhua Inc. for the year ended December 31, 2021.

/s/Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shenzhen, the People’s Republic of China

April 29, 2022